EXHIBIT 99.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is executed and delivered as of December 24, 2014, by and among Hoya ID Fund A, LLC, a California limited liability company ("Buyer") and Telos Corporation, a Maryland corporation ("Telos").

WHEREAS, Telos owns 60% of the membership interests of TELOS Identity Management Solutions, LLC (d/b/a XACTA Identity Management Solutions), a Delaware limited liability company ("Company"), and Buyer owns 40% of the membership interests of Company;

WHEREAS, Company is governed by the Amended and Restated Operating Agreement dated April 13, 2007 (as amended, the "2007 Operating Agreement");

WHEREAS, Buyer desires to acquire an additional 10% membership interest (the "Interest") of Company from Telos, and Telos desires to sell such Interest to Buyer;

WHEREAS, Telos desires to have the right to sell to Buyer an additional 10% membership interest of Company, and Buyer desires to grant such right to Telos; and

WHEREAS, the parties desire to enter into a second amended and restated operating agreement in the form and substance attached hereto as Exhibit A (the "Amended Operating Agreement").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            SALE OF MEMBERSHIP INTEREST. Upon the terms and subject to the conditions set forth in this Agreement and the Amended Operating Agreement, Telos shall sell to Buyer, and Buyer shall purchase from Telos, all of Telos' right, title and interest in and to the Interest, free and clear of all liens, security interests, encumbrances, pledges, charges, voting trusts, equities and other restrictions on transfer of any nature whatsoever (collectively, "Encumbrances").  Telos shall provide written proof of the release of any Encumbrance that exists against the interest to be sold to Buyer by December 31, 2014.  Notwithstanding the foregoing, Telos shall remain the sole Class A Member of the Company and Buyer shall remain the sole Class B Member of the Company.

2.            PURCHASE PRICE. The purchase price for the Interest shall be five million dollars ($5,000,000) (the "Purchase Price"). Buyer shall pay the Purchase Price to Telos at the Closing (as defined below) in cash and by immediately available funds.

3.            AMENDED OPERATING AGREEMENT. The parties shall enter into and execute the Amended Operating Agreement, which shall be effective upon the Closing; provided, however, that allocations of profits and losses and distributions (including any distributions that relate to the year ending December 31, 2014 that are paid in a subsequent year), if any, from the Closing through 11:59 pm December 31, 2014 shall continue to be governed by the 2007 Operating Agreement and allocated based on the percentages of ownership prior to the sale and transfer of the Interests.

4.            CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place simultaneously with the execution of this Agreement. The date on which the Closing occurs shall be referred to as the "Closing Date."

5.            REPRESENTATIONS AND WARRANTIES OF TELOS. Telos represents and warrants to Buyer that the statements contained in this Section 5 are correct and complete as of the Closing Date.

5.1.                  Organization and Authority; Enforceability. Telos is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland. Telos has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Telos, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Telos, enforceable against Telos in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

5.2.                  No Conflicts; Consents. The execution, delivery and performance by Telos of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the charter, bylaws or other organizational documents of Telos; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Telos; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Telos is a party; or (d) result in the creation or imposition of any Encumbrance on the Interest. Except as provided in the 2007 Operating Agreement, no consent, approval, waiver or authorization not otherwise obtained is required to be obtained by Telos from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Telos of this Agreement and the consummation of the transactions contemplated hereby.

5.3.                  Ownership of the Interest. Telos is the sole legal, beneficial, record and equitable owner of the Interest, free and clear of all Encumbrances whatsoever other than the 2007 Operating Agreement. Other than the 2007 Operating Agreement, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of the Interest.

6.            REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Telos that the statements contained in this Section 6 are correct and complete as of the Closing Date.

6.1.                  Organization and Authority; Enforceability. Buyer is limited liability company duly organized, validly existing and in good standing under the laws of the state of California. Buyer has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Telos) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

6.2.                  No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, limited liability company agreement or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. Except as provided in the 2007 Operating Agreement, no consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

6.3.                  Investment.

a)            Buyer, on behalf of itself and its members, has had the opportunity to ask questions and to receive answers from Company and Telos with respect to the Business (as defined in the Amended Operating Agreement), results of operations and financial conditions of Company. Buyer, on behalf of itself and its members, has made an independent examination, investigation, analysis and evaluation of Company.

b)            Buyer is acquiring the Interest solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.

c)            Buyer acknowledges that the Interest is not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

d)            Buyer is able to bear the economic risk of holding the Interest for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

e)            Buyer and each of its members is an "accredited investor" as that term is defined by Rule 501 promulgated under the Securities Act of 1933, as amended.

7.            CLOSING DELIVERIES.

7.1.                  Telos' Deliveries. At the Closing, Telos shall deliver to Buyer an executed copy of the Amended Operating Agreement that reflects the transfer of the Interest to Buyer.

7.2.                  Buyer's Deliveries. At the Closing, Buyer shall deliver to Telos the Purchase Price and an executed copy of the Amended Operating Agreement.

8.            MISCELLANEOUS.

8.1.                  Further Assurances. From time to time on and after the Closing Date and without further consideration, the parties hereto shall each deliver or cause to be delivered to any other party at such times and places as shall be reasonably requested, such additional instruments as any of the others may reasonably request for the purpose of carrying out this Agreement and the transaction contemplated hereby.

8.2.                  Assignment; Binding Effect; Amendment. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law). This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

8.3.                  Third Party Beneficiary. No person or entity shall be a third party beneficiary to this Agreement.

8.4.                  Entire Agreement. This Agreement and any exhibits hereto, including but not limited to the Amended Operating Agreement, are the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement and the exhibits hereto supersede, and cannot be varied, contradicted or supplemented by evidence of, any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind.

8.5.                  Expenses of Transaction. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

8.6.                  Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by nationally recognized overnight courier or by delivering the same in person to such party.

If to Buyer, addressed to:

Hoya ID Fund A, LLC
308 27th Street
Manhattan Beach, California 90266
Attention: Eric Choi

If to Telos, addressed to:

Telos Corporation
19886 Ashburn Road
Ashburn, Virginia 20147
Attention: General Counsel

Notice shall be deemed given and effective the day personally delivered and the day after being sent by overnight courier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 8.6.

8.7.                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

8.8.                  No Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.9.                  Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

8.10.                  Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

8.11.                  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOYA ID FUND A, LLC

By:	/s/ Eric Choi
Name:	Eric Choi
Title:	CEO

TELOS CORPORATION

By:	/s/ John Wood
Name:	John Wood
Title:	CEO

EXHBIT A

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT